SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005 (February 8, 2005)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One CityPlace Drive, Suite 300, St. Louis, Missouri 63141

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 pages.
Exhibit Index begins on page 4.

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005, Ark Land LT, Inc., a wholly-owned subsidiary of Arch Coal, Inc. received a Federal Coal Lease with The United States of America (the “Coal Lease”) effective March 1, 2005 and attached hereto as an Exhibit.

The Coal Lease covers a tract of land known as “Little Thunder” in Campbell County, Wyoming, which is adjacent to Ark Land Company’s Thundercloud reserves. The Coal Lease is for a minimum term of twenty years, which can be extended so long as coal is produced in commercial quantities from the leased reserves. The bonus bid paid to acquire the lease was $610,999,949.80. One fifth of such amount was paid in December 2004, with an additional one-fifth of the bonus bid payment due March 1 of each year, beginning March 1, 2006, until the entire bonus bid has been paid. The lease also calls for an annual rental of $15,251 per year and a production royalty rate of 12 1/2% of the value of the coal produced.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Coal Lease effective as of March 1, 2005 by and between The United
States of America and Ark Land LT, Inc.

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Exhibit Index begins on page 4.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005	ARCH COAL, INC.
By:
Janet L. Horgan
Assistant General Counsel and Assistant Secretary

Page 3 of 4 pages.
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EXHIBIT INDEX

Exhibit No.	Description
99.1	Coal Lease by and between The United States of America and Ark Land LT, Inc.
effective as of March 1, 2005

Page 4 of 4 pages.